Exhibit (h)(2)(b)

AMENDMENT NO. 2 TO ADMINISTRATION AGREEMENT BETWEEN
STATE STREET BANK and TRUST COMPANY
AND
STATE STREET NAVIGATOR SECURITIES LENDING TRUST

This Amendment No. 2 to Administration Agreement is dated as of May 26, 2010, by and between State Street Navigator Securities Lending Trust, a Massachusetts business trust (the “Investment Company”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”).

WHEREAS, the Investment Company and the Administrator have entered into an Administration Agreement dated as of March 4, 1996 (the “Agreement”); and

WHEREAS, the Investment Company and the Administrator now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in the Agreement and other consideration, the receipt and sufficiency of which is hereby acknowledged, the Investment Company and the Administrator hereby agree to amend the Agreement as follows:

1.	Pursuant to Section 1 of the Agreement, the Investment Company hereby notifies the Administrator that it has liquidated a fund known as the PSF Portfolio.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

3.	All other terms and conditions of the Agreement remain in full force and effect except as they may be modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

By:	/s/ Nancy L. Conlin
Name:	Nancy L. Conlin
Title:	Secretary

STATE STREET BANK and TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

EXHIBIT “A”

As consideration for the Administrator's services to the following Fund(s), the Administrator shall receive from the Fund(s) fees in accordance with the attached Schedule.

Fund	Rate

State Street Navigator Government Portfolio	0.0075%
State Street Navigator Prime Portfolio	0.0075%
State Street Navigator Short-Term Bond Portfolio	0.0075%